EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34953) pertaining to the Miravant Medical Technologies 401(k)-Employee Stock Ownership Plan of our report dated June 20, 2000, with respect to the financial statements and schedules of the Miravant Medical Technologies 401(k)-Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                               /s/  ERNST & YOUNG LLP
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                                                    ERNST & YOUNG LLP



Woodland Hills, California
June 23, 2000